Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION, CONTACT:
January 26, 2016	David D. Brown
(276) 326-9000

First Community Bancshares, Inc. Announces Fourth Quarter and Full Year 2015 Results

and Quarterly Dividend

Bluefield, Virginia – First Community Bancshares, Inc. (NASDAQ: FCBC) (www.fcbinc.com) (the “Company”) today announced financial results for the quarter and year ended December 31, 2015. The Company reported net income of $6.15 million for the quarter and $24.54 million for the year ended December 31, 2015. Net income available to common shareholders totaled $6.15 million, or $0.34 per diluted common share, for the quarter and $24.44 million, or $1.31 per diluted common share, for the year ended December 31, 2015. Core earnings totaled $6.17 million for the quarter and $24.52 million for the year ended December 31, 2015.

The Company also announced today that the Board of Directors declared a quarterly cash dividend to common shareholders of fourteen cents ($0.14) per common share. The quarterly dividend is payable to common shareholders of record on February 5, 2016, and is expected to be paid on or about February 19, 2016. The current year marks the 31st consecutive year of cash dividends paid to stockholders.

Fourth Quarter 2015 Highlights –

•	The Company’s diluted earnings per share increased 5 basis points, or 17.24%, to $0.34 for the fourth quarter of 2015 compared to the fourth quarter of 2014.
•	The Company’s normalized net interest margin increased 17 basis points to 3.68% for the fourth quarter of 2015 compared to the fourth quarter of 2014.
•	The Company’s non-covered loan portfolio as of December 31, 2015, increased $23.24 million, or 1.45%, compared with September 30, 2015, and increased $56.33 million, or 3.59%, compared with December 31, 2014.
•	The Company repurchased 219,573 common shares during the fourth quarter, bringing total repurchased shares to 1,401,622 during the year ended December 31, 2015, including the effect of the preferred share redemption.
•	The Company significantly exceeds regulatory “well capitalized” targets as of December 31, 2015.

Net Interest Income

Net interest income decreased $3.54 million, or 14.31%, to $21.18 million for the fourth quarter of 2015 compared with the same quarter of 2014. The tax equivalent net interest margin decreased to 3.98% for the fourth quarter of 2015 compared with 4.19% for the same quarter of 2014. Total interest income decreased $4.50 million, or 15.98%, to $23.68 million for the fourth quarter of 2015 compared with the same quarter of 2014. The tax equivalent yield on loans decreased 82 basis points to 5.07% while the average loan balance decreased $50.24 million, or 2.88%, to $1.69 billion for the fourth quarter of 2015 compared with the same quarter of 2014. The decrease in net interest income and the average loan balance was primarily due to loans sold in divestiture activities during the fourth quarter of 2014 and decreases in the covered loan portfolio compared to the fourth quarter of 2014. In addition, we realized a positive resolution of a sizable problem credit which resulted in enhanced accretion income, reduced specific reserves, and recovery of prior years’ charge-offs during the fourth quarter of 2014.

Purchased credit impaired (“PCI”) loan interest accretion totaled $2.49 million for the fourth quarter of 2015, of which $824 thousand was received in cash, compared to accretion income of $2.75 million for the same quarter of 2014, of which $1.20 million was received in cash. Accretion income was enhanced in the fourth quarter of 2014 by discount accretion of $2.59 million related to the positive resolution of a sizable problem credit. The normalized net interest margin, which excludes non-cash loan interest accretion, was 3.68% for the fourth quarter of 2015 compared to 3.51% for same quarter of 2014. The normalized yield on loans was 4.68% for the fourth quarter of 2015 compared to 4.95% for the same quarter of 2014.

Total interest expense decreased $969 thousand, or 27.92%, to $2.50 million for the fourth quarter of 2015 compared with the same quarter of 2014. Deposit costs decreased $601 thousand, or 33.33%, to $1.20 million for the fourth quarter of 2015 compared with the same quarter of 2014, reflecting a 10 basis point decrease in the average rate paid on interest-bearing deposits. Borrowing costs decreased $368 thousand, or 22.06%, to $1.30 million for the fourth quarter of 2015 compared with the same quarter of 2014 primarily due to Federal Home Loan Bank (“FHLB”) debt prepayments. The average rate paid on interest-bearing liabilities decreased 12 basis points to 0.60% for the fourth quarter of 2015 compared with the same quarter of 2014. The average balance of interest-bearing liabilities decreased $262.68 million, or 13.76%, to $1.65 billion for the fourth quarter of 2015 compared with the same quarter of 2014, which included a $235.57 million decrease in average interest-bearing deposits and a $27.11 million decrease in average total borrowings.

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Noninterest Income

Noninterest income experienced a slight decrease of $15 thousand, or 0.20%, to $7.48 million for the fourth quarter of 2015 compared with the same quarter of 2014, which was largely due to a decrease in the net loss on sale of securities offset by an increase in the net amortization expense related to the FDIC indemnification asset, a decrease in other operating income, and the net gain from the sale of thirteen branches to CresCom Bank during the fourth quarter of 2014. Wealth management revenues increased $110 thousand, or 17.35%, for the fourth quarter of 2015 compared with the same quarter of 2014. The Trust and Wealth Management Divisions reported $742 million in combined assets under management as of December 31, 2015. Service charges on deposits and other service charges and fees decreased $216 thousand, or 3.70%, to $5.62 million for the fourth quarter of 2015 compared with the same quarter of 2014. Insurance commissions increased $121 thousand, or 8.39%, for the fourth quarter of 2015 compared with the same quarter of 2014. The Company realized a $7 thousand net loss on the sale of securities in the fourth quarter of 2015 compared to a net loss of $1.69 million in the same quarter of 2014. The net loss in the fourth quarter of 2014 included the sale of the Company’s only remaining non-Agency mortgage-backed security at a loss of $1.62 million. Net amortization expense related to the FDIC indemnification asset increased $387 thousand, or 47.60%, for the fourth quarter of 2015 compared with the same quarter of 2014 as a result of continuing better than expected performance in the covered loan portfolio. Other operating income decreased $572 thousand, or 42.88%, for the fourth quarter of 2015 compared with the same quarter of 2014 primarily due to a $400 thousand legal settlement recognized during the fourth quarter of 2014.

Noninterest Expense

Noninterest expense decreased $4.97 million, or 20.65%, to $19.08 million for the fourth quarter of 2015 compared with the same quarter of 2014, which was largely due to the absence of FHLB debt prepayment fees and merger, acquisition, and divestiture expenses coupled with a decrease in other operating expense. The Company incurred fees of $1.96 million related to the prepayment of $25 million in FHLB convertible advances and expenses related to branch acquisition and divestitures of $865 thousand in the fourth quarter of 2014. Salaries and employee benefits decreased $573 thousand, or 5.29%, to $10.27 million for the fourth quarter of 2015 compared with the same quarter of 2014. Full-time equivalent employees totaled 673 as of December 31, 2015, a decrease of 5 employees compared with the same period of the prior year. Occupancy, furniture, and equipment expenses decreased $96 thousand, or 3.36%, to $2.76 million for the fourth quarter of 2015 compared with the same quarter of 2014. Other operating expense decreased $1.47 million, or 21.25%, to $5.44 million for the fourth quarter of 2015 compared with the same quarter of 2014, which was largely due to write-downs of certain long-term investments in land and buildings totaling $935 thousand during the fourth quarter of 2014. Other operating expense also included a $72 thousand increase in the net loss on sales and expenses associated with other real estate owned (“OREO”). The non-GAAP efficiency ratio for the fourth quarter of 2015 was 63.55% compared to 57.70% for the same quarter of 2014.

Allowance for Loan Losses and Asset Quality

The allowance for loan losses totaled $20.23 million as of December 31, 2015 and December 31, 2014. As of December 31, 2015, $20.18 million of the allowance was attributed to the non-PCI loan portfolio and $54 thousand was attributed to the PCI loan portfolio. Non-covered loans and OREO are those assets not covered by FDIC loss share agreements. The allowance for loan losses, excluding PCI loans, as a percentage of non-covered loans was 1.24% as of December 31, 2015, compared with 1.29% as of December 31, 2014. Allowance activity in the fourth quarter of 2015 included a $434 thousand provision for loan losses compared to a $488 thousand recovery of loan losses for the same quarter of 2014. There was no activity related to loan losses recorded through the FDIC indemnification asset in the fourth quarter of 2015, compared to a provision of $29 thousand in the fourth quarter of 2014. The Company realized net charge-offs of $328 thousand in the fourth quarter of 2015, an increase of $537 thousand compared to net recoveries of $209 thousand in the same quarter of 2014. The ratio of annualized net charge-offs to average non-covered loans was 0.08% for the fourth quarter of 2015.

Non-covered delinquent loans, which are comprised of loans 30 days or more past due and nonaccrual loans, as a percentage of total non-covered loans increased to 1.72% as of December 31, 2015, compared to 1.40% for the same period of the prior year. Non-covered nonaccrual loans totaled $17.85 million as of December 31, 2015, compared to $10.56 million as of December 31, 2014. At quarter-end, the Company’s non-covered nonaccrual loans as a percentage of total non-covered loans were 1.15%, compared to 0.67% at year-end 2014. As of December 31, 2015, the Company’s non-covered nonperforming loans as a percentage of total non-covered loans were 1.10% and non-covered nonperforming assets as a percentage of total non-covered assets were 0.99%.

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As of December 31, 2015, total nonperforming assets, including the covered and non-covered loan portfolios, consisted of $18.49 million in nonaccrual loans, $824 thousand in unseasoned, accruing troubled debt restructurings, and $8.91 million in OREO. In comparison, total nonperforming assets consisted of $12.99 million in nonaccrual loans, $2.73 million in unseasoned, accruing troubled debt restructurings, and $12.96 million in OREO as of December 31, 2014. In addition, total non-covered nonperforming assets increased $3.62 million, or 18.19%, and total covered nonperforming assets decreased $4.08 million, or 46.58%, as of December 31, 2015, compared to December 31, 2014.

Balance Sheet and Capital

Consolidated assets totaled $2.46 billion as of December 31, 2015, a decrease of $145.66 million, or 5.59%, compared with $2.61 billion as of December 31, 2014. The change in consolidated assets was primarily driven by a $183.38 million, or 93.14%, decrease in federal funds sold as liquidity was used to reduce high cost borrowings and deposits, redeem the Company’s convertible preferred shares, and repurchase common stock. As of December 31, 2015, securities available for sale increased $40.06 million, securities held to maturity increased $14.59 million, and loans held for investment increased $15.33 million compared to December 31, 2014.

Consolidated liabilities totaled $2.12 billion as of December 31, 2015, a decrease of $137.30 million, or 6.08%, compared with $2.26 billion as of December 31, 2014. The change in consolidated liabilities was driven by a $127.50 million decrease in deposits and a $27.24 million decrease in FHLB and other borrowings. The Company prepaid an additional $25 million of a $50 million FHLB convertible advance with a May 2017 maturity and 4.15% interest rate during the second quarter of 2015. The prepayment resulted in a pre-tax penalty of $1.70 million.

Stockholders’ equity totaled $343.02 million as of December 31, 2015, a decrease of $8.36 million, or 2.38%, compared with $351.37 million as of December 31, 2014. The Company redeemed all outstanding shares of its convertible preferred stock during the first quarter of 2015, resulting in the redemption of 2,367 preferred shares. Additionally, the Company repurchased 1,238,299 common shares at a weighted average cost of $17.35 per share and paid a cash dividend of $0.54 per common share during 2015. Book value per common share increased 4.93% to $18.95 as of December 31, 2015, compared with $18.06 as of December 31, 2014. Tangible book value per common share increased 4.38% to $13.11 as of December 31, 2015, compared with $12.56 as of December 31, 2014.

The Company significantly exceeds regulatory “well capitalized” targets as of December 31, 2015.

Non-GAAP Financial Measures

The Company prepares its financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). This press release also refers to certain non-GAAP financial measures that the Company believes provide investors with important information, when used in conjunction with results presented in accordance with GAAP, regarding its operational performance.

Core earnings are a non-GAAP financial measure that excludes certain items from net income. Excluded items include gains, losses, and impairment losses on securities; goodwill and intangible impairment; amortization of intangibles; taxes; and other nonrecurring income and expense items. Management believes that core earnings provide the Company and investors a valuable tool to evaluate the Company’s financial results.

The efficiency ratio is a non-GAAP financial measure computed by dividing adjusted noninterest expense by the sum of tax equivalent net interest income and adjusted noninterest income. Management believes this measure provides investors with important information about the Company’s operating expense control and efficiency of operations. Management also believes this ratio focuses attention on the core operating performance of the Company over time and is highly useful in comparing period-to-period operating performance of core business operations. The efficiency ratio used by the Company may not be comparable to efficiency ratios reported by other financial institutions.

Tangible book value per common share is a non-GAAP financial measure defined as stockholders’ equity less goodwill and other intangibles, divided by as-converted common shares outstanding. Average tangible common equity is a non-GAAP financial measure defined as average stockholders’ equity less average goodwill, other intangibles, and the preferred liquidation preference.

The normalized net interest margin and the normalized yield on loans are non-GAAP financial measures that exclude non-cash loan interest accretion related to PCI loans.

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About First Community Bancshares, Inc.

First Community Bancshares, Inc., a financial holding company headquartered in Bluefield, Virginia, provides banking products and services through its wholly-owned subsidiary First Community Bank. First Community Bank operated 50 banking locations throughout Virginia, West Virginia, North Carolina, and Tennessee as of December 31, 2015. First Community Bank offers wealth management and investment services through its wholly-owned subsidiary First Community Wealth Management, a registered investment advisory firm, and the Bank’s Trust Division, which collectively managed $742 million in combined assets as of December 31, 2015. The Company provides insurance services through its wholly-owned subsidiary Greenpoint Insurance Group, Inc., a full-service insurance agency headquartered in High Point, North Carolina, that operated 9 insurance locations throughout Virginia, West Virginia, and North Carolina as of December 31, 2015. The Company’s common stock is listed on the NASDAQ Global Select Market under the trading symbol, “FCBC”. The Company reported consolidated assets of $2.46 billion as of December 31, 2015. Additional investor information is available on the Company’s website at www.fcbinc.com.

This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports including, but not limited to, the Annual Report on Form 10-K for the most recent fiscal year end. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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FIRST COMMUNITY BANCSHARES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(Amounts in thousands, except share and per share data)	2015	2014	2015	2014
Interest income
Interest and fees on loans held for investment	$21,633	$25,841	$87,632	$95,492
Interest on securities -- taxable	1,058	1,145	4,225	5,975
Interest on securities -- nontaxable	965	1,021	3,978	4,350
Interest on deposits in banks	21	174	267	291
Total interest income	23,677	28,181	96,102	106,108
Interest expense
Interest on deposits	1,202	1,803	5,878	7,308
Interest on short-term borrowings	466	513	1,952	2,024
Interest on long-term borrowings	834	1,155	3,519	5,958
Total interest expense	2,502	3,471	11,349	15,290
Net interest income	21,175	24,710	84,753	90,818
Provision for (recovery of) loan losses	434	(488)	2,191	145
Net interest income after provision for loan losses	20,741	25,198	82,562	90,673
Noninterest income
Wealth management income	744	634	2,975	3,030
Service charges on deposit accounts	3,563	3,729	13,717	13,828
Other service charges and fees	2,058	2,108	8,045	7,581
Insurance commissions	1,563	1,442	6,899	6,555
Net impairment losses recognized in earnings	-	-	-	(737)
Net (loss) gain on sale of securities	(7)	(1,691)	144	(1,385)
Net FDIC indemnification asset amortization	(1,200)	(813)	(6,379)	(3,979)
Net gain on branch divestiture	-	755	-	755
Other operating income	762	1,334	4,129	4,355
Total noninterest income	7,483	7,498 #	29,530	30,003
Noninterest expense
Salaries and employee benefits	10,268	10,841	39,625	40,713
Occupancy expense of bank premises	1,413	1,513	5,817	6,338
Furniture and equipment	1,345	1,341	5,199	4,952
Amortization of intangible assets	281	255	1,118	787
FDIC premiums and assessments	332	361	1,513	1,672
FHLB debt prepayment fees	-	1,961	1,702	5,008
Merger, acquisition, and divestiture expense	-	865	86	1,150
Other operating expense	5,444	6,913	21,111	22,242
Total noninterest expense	19,083	24,050	76,171	82,862
Income before income taxes	9,141	8,646	35,921	37,814
Income tax expense	2,993	2,931	11,381	12,324
Net income	6,148	5,715	24,540	25,490
Dividends on preferred stock	-	227	105	910
Net income available to common shareholders	$6,148	$5,488	$24,435	$24,580

Basic earnings per common share	$0.34	$0.30	$1.32	$1.34
Diluted earnings per common share	0.34	0.29	1.31	1.31
Cash dividends per common share	0.14	0.13	0.54	0.50

Weighted average basic shares outstanding	18,193,824	18,403,959	18,531,039	18,406,363
Weighted average diluted shares outstanding	18,226,719	19,482,000	18,727,464	19,483,054

Return on average assets	0.99%	0.80%	0.97%	0.94%
Return on average common equity	7.05%	6.48%	7.08%	7.51%

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FIRST COMMUNITY BANCSHARES, INC.

CONDENSED QUARTERLY STATEMENTS OF INCOME (Unaudited)

	Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Amounts in thousands, except share and per share data)	2015	2015	2015	2015	2014
Interest Income
Interest and fees on loans held for investment	$21,633	$22,259	$21,826	$21,914	$25,841
Interest on securities -- taxable	1,058	1,062	1,070	1,035	1,145
Interest on securities -- nontaxable	965	994	1,003	1,016	1,021
Interest on deposits in banks	21	33	80	133	174
Total interest income	23,677	24,348	23,979	24,098	28,181
Interest Expense
Interest on deposits	1,202	1,384	1,562	1,730	1,803
Interest on short-term borrowings	466	497	499	490	513
Interest on long-term borrowings	834	798	848	1,039	1,155
Total interest expense	2,502	2,679	2,909	3,259	3,471
Net interest income	21,175	21,669	21,070	20,839	24,710
Provision for (recovery of) loan losses	434	381	276	1,100	(488)
Net interest income after provision for loan losses	20,741	21,288	20,794	19,739	25,198
Noninterest Income
Wealth management income	744	790	775	666	634
Service charges on deposit accounts	3,563	3,744	3,507	2,903	3,729
Other service charges and fees	2,058	1,974	2,005	2,008	2,108
Insurance commissions	1,563	1,650	1,559	2,127	1,442
Net impairment losses recognized in earnings	-	-	-	-	-
Net (loss) gain on sale of securities	(7)	(39)	213	(23)	(1,691)
Net FDIC indemnification asset amortization	(1,200)	(1,768)	(1,846)	(1,565)	(813)
Net gain on branch divestiture	-	-	-	-	755
Other operating income	762	723	1,924	720	1,334
Total noninterest income	7,483	7,074	8,137	6,836	7,498
Noninterest Expense
Salaries and employee benefits	10,268	9,971	9,693	9,693	10,841
Occupancy expense of bank premises	1,413	1,443	1,427	1,534	1,513
Furniture and equipment	1,345	1,259	1,358	1,237	1,341
Amortization of intangible assets	281	281	279	277	255
FDIC premiums and assessments	332	377	389	415	361
FHLB debt prepayment fees	-	-	1,702	-	1,961
Merger, acquisition, and divestiture expense	-	-	-	86	865
Other operating expense	5,444	5,688	5,441	4,538	6,913
Total noninterest expense	19,083	19,019	20,289	17,780	24,050
Income before income taxes	9,141	9,343	8,642	8,795	8,646
Income tax expense	2,993	3,084	2,467	2,837	2,931
Net income	6,148	6,259	6,175	5,958	5,715
Dividends on preferred stock	-	-	-	105	227
Net income available to common shareholders	$6,148	$6,259	$6,175	$5,853	$5,488

Basic earnings per common share	$0.34	$0.34	$0.33	$0.31	$0.30
Diluted earnings per common share	0.34	0.34	0.33	0.31	0.29
Cash dividends per common share	0.14	0.14	0.13	0.13	0.13

Weighted average basic shares outstanding	18,193,824	18,470,348	18,831,742	18,633,574	18,403,959
Weighted average diluted shares outstanding	18,226,719	18,500,975	18,860,119	19,344,443	19,482,000

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FIRST COMMUNITY BANCSHARES, INC.

RECONCILIATION OF GAAP NET INCOME TO CORE EARNINGS (Unaudited)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014
(Amounts in thousands, except per share data)
Net income, GAAP	$6,148	$6,259	$6,175	$5,958	$5,715
Non-GAAP adjustments:
Net impairment losses recognized in earnings	-	-	-	-	-
Net loss (gain) on sale of securities	7	39	(213)	23	1,691
Net gain on branch divestiture	-	-	-	-	(755)
FHLB debt prepayment fees	-	-	1,702	-	1,961
Merger, acquisition, and divestiture expense	-	-	-	86	865
Other noncore, nonrecurring items	31	(75)	(930)	(30)	1,173
Total adjustments to core earnings	38	(36)	559	79	4,935
Tax effect	14	(13)	630	29	1,859
Core earnings, non-GAAP	$6,172	$6,236	$6,104	$6,008	$8,791

Core return on average assets	0.99%	1.00%	0.96%	0.94%	1.28%
Core return on average common equity	7.08%	7.16%	7.00%	7.09%	10.39%
Core return on average tangible common equity	10.21%	10.34%	10.07%	10.31%	15.50%
Core diluted earnings per common share	$0.34	$0.34	$0.32	$0.31	$0.45

	Year Ended
	December 31,
	2015	2014
(Amounts in thousands, except per share data)
Net income, GAAP	$24,540	$25,490
Non-GAAP adjustments:
Net impairment losses recognized in earnings	-	737
Net (gain) loss on sale of securities	(144)	1,385
Net gain on branch divestiture	-	(755)
FHLB debt prepayment fees	1,702	5,008
Merger, acquisition, and divestiture expense	86	1,150
Other noncore, nonrecurring items	(1,004)	637
Total adjustments to core earnings	640	8,162
Tax effect	660	3,074
Core earnings, non-GAAP	$24,520	$30,578

Core return on average assets	0.97%	1.17%
Core return on average common equity	7.09%	9.34%
Core return on average tangible common equity	10.25%	13.99%
Core diluted earnings per common share	$1.31	$1.57

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FIRST COMMUNITY BANCSHARES, INC.

EFFICIENCY RATIO CALCULATION (Unaudited)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014
(Amounts in thousands)
Noninterest expense, GAAP	$19,083	$19,019	$20,289	$17,780	$24,050
Non-GAAP adjustments:
FHLB debt prepayment fees	-	-	(1,702)	-	(1,961)
Merger, acquisition, and divestiture expense	-	-	-	(86)	(865)
OREO expense and net loss	(475)	(1,220)	(416)	(327)	(403)
Other noncore, nonrecurring items	(61)	15	(213)	-	(1,573)
Adjusted noninterest expense	18,547	17,814	17,958	17,367	19,248

Net interest income, GAAP	21,175	21,669	21,070	20,839	24,710
Noninterest income, GAAP	7,483	7,074	8,137	6,836	7,498
Non-GAAP adjustments:
Tax equivalency adjustment	548	565	1,249	588	613
Net impairment losses recognized in earnings	-	-	-	-	-
Net loss (gain) on sale of securities	7	39	(213)	23	1,691
Net gain on branch divestiture	-	-	-	-	(755)
Other noncore, nonrecurring items	(30)	(60)	(1,143)	(30)	(400)
Adjusted net interest and noninterest income	29,183	29,287	29,100	28,256	33,357

Non-GAAP efficiency ratio	63.55%	60.83%	61.71%	61.46%	57.70%
GAAP efficiency ratio	66.59%	66.17%	69.47%	64.25%	74.67%

	Year Ended
	December 31,
	2015	2014
(Amounts in thousands)
Noninterest expense, GAAP	$76,171	$82,862
Non-GAAP adjustments:
FHLB debt prepayment fees	(1,702)	(5,008)
Merger, acquisition, and divestiture expense	(86)	(1,150)
OREO expense and net loss	(2,438)	(2,094)
Other noncore, nonrecurring items	(259)	(1,573)
Adjusted noninterest expense	71,686	73,037

Net interest income, GAAP	84,753	90,818
Noninterest income, GAAP	29,530	30,003
Non-GAAP adjustments:
Tax equivalency adjustment	2,950	2,557
Net impairment losses recognized in earnings	-	737
Net (gain) loss on sale of securities	(144)	1,385
Net gain on branch divestiture	-	(755)
Other noncore, nonrecurring items	(1,263)	(936)
Adjusted net interest and noninterest income	115,826	123,809

Non-GAAP efficiency ratio	61.89%	58.99%
GAAP efficiency ratio	66.65%	68.58%

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FIRST COMMUNITY BANCSHARES, INC.

CONDENSED CONSOLIDATED QUARTERLY BALANCE SHEETS (Unaudited)

	As of the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014
(Amounts in thousands)
Cash and due from banks	$37,383	$33,555	$38,200	$36,222	$39,450
Federal funds sold	13,498	27,118	53,023	169,422	196,873
Interest-bearing deposits in banks	906	1,351	1,379	1,380	1,337
Total cash and cash equivalents	51,787	62,024	92,602	207,024	237,660
Securities available for sale	366,173	382,212	376,191	351,454	326,117
Securities held to maturity	72,541	72,596	72,652	72,897	57,948
Loans held for sale	-	523	913	1,174	1,792
Loans held for investment, net of unearned income:
Covered under loss share agreements	83,035	90,203	102,634	112,724	122,240
Not covered under loss share agreements	1,623,506	1,600,271	1,564,655	1,558,310	1,567,176
Less allowance for loan losses	(20,233)	(20,127)	(20,258)	(20,252)	(20,227)
Loans, net	1,686,308	1,670,870	1,647,944	1,651,956	1,670,981
FDIC indemnification asset	20,844	22,049	23,653	26,053	27,900
Property, plant, and equipment, net	52,756	53,442	54,112	54,955	55,844
Other real estate owned:
Covered under loss share agreements	4,034	4,079	5,382	5,834	6,324
Not covered under loss share agreements	4,873	5,088	7,434	7,032	6,638
Interest receivable	6,007	5,910	6,119	6,188	6,315
Goodwill	100,486	100,810	100,810	100,810	100,722
Intangible assets	5,243	5,583	5,865	6,144	6,422
Other assets	91,224	93,453	99,034	95,497	105,065
Total assets	$2,462,276	$2,478,116	$2,491,798	$2,585,844	$2,607,936

Deposits:
Noninterest-bearing demand	$451,511	$442,021	$424,438	$433,422	$417,729
Interest-bearing demand	347,705	343,303	329,583	341,300	353,874
Savings	530,585	526,627	528,003	533,589	525,478
Time	543,458	590,951	638,197	682,878	703,678
Total deposits	1,873,259	1,902,902	1,920,221	1,991,189	2,000,759
Interest, taxes, and other liabilities	26,630	25,356	23,852	24,203	26,062
Securities sold under agreements to repurchase	138,614	124,076	122,158	116,302	121,742
FHLB borrowings	65,000	65,000	65,000	90,000	90,000
Other borrowings	15,756	15,955	15,999	15,999	17,999
Total liabilities	2,119,259	2,133,289	2,147,230	2,237,693	2,256,562

Preferred stock	-	-	-	-	15,151
Common stock	21,382	21,382	21,382	21,382	20,500
Additional paid-in capital	227,692	227,621	227,616	227,782	215,873
Retained earnings	155,647	152,046	148,378	144,656	141,206
Treasury stock, at cost	(56,457)	(52,484)	(46,610)	(41,078)	(35,751)
Accumulated other comprehensive loss	(5,247)	(3,738)	(6,198)	(4,591)	(5,605)
Total stockholders' equity	343,017	344,827	344,568	348,151	351,374
Total liabilities and stockholders' equity	$2,462,276	$2,478,116	$2,491,798	$2,585,844	$2,607,936

Shares outstanding at period-end	18,098,141	18,313,425	18,641,966	18,965,274	18,406,219
Book value per common share at period-end(1)	$18.95	$18.83	$18.48	$18.36	$18.06
Tangible book value per common share
at period-end(2)	$13.11	$13.02	$12.76	$12.72	$12.56

(1)	Book value per common share is defined as stockholders' equity divided by as-converted common shares outstanding.
(2)	Tangible book value per common share is defined as stockholders' equity less goodwill and other intangibles divided by as-converted common shares outstanding.

9

FIRST COMMUNITY BANCSHARES, INC.

SELECTED CREDIT QUALITY INFORMATION (Unaudited)

	As of and for the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Amounts in thousands)	2015	2015	2015	2015	2014
Allowance for Loan Losses
Beginning balance	$20,127	$20,258	$20,252	$20,227	$21,159
Removal of loans transferred	-	-	-	-	(682)
Provision for (recovery of) loan losses charged
to operations	434	381	276	1,100	(488)
(Recovery of) provision for loan losses recorded
through the FDIC indemnification asset	-	(75)	-	46	29
Charge-offs	(805)	(689)	(673)	(1,578)	(1,362)
Recoveries	477	252	403	457	1,571
Net (charge-offs) recoveries	(328)	(437)	(270)	(1,121)	209
Ending balance	$20,233	$20,127	$20,258	$20,252	$20,227

Summary of Asset Quality
Non-covered nonperforming
Nonaccrual loans	$17,847	$17,100	$15,936	$15,387	$10,556
Accruing loans past due 90 days or more	-	3	-	-	-
Troubled debt restructurings ("TDRs")(1)	824	74	-	-	2,726
Total non-covered nonperforming loans	18,671	17,177	15,936	15,387	13,282
OREO not covered under FDIC loss share agreements	4,873	5,088	7,434	7,032	6,638
Total non-covered nonperforming assets	$23,544	$22,265	$23,370	$22,419	$19,920
Covered nonperforming
Nonaccrual loans	$647	$815	$1,062	$2,780	$2,438
Accruing loans past due 90 days or more	-	-	-	60	-
Total covered nonperforming loans	647	815	1,062	2,840	2,438
OREO covered under FDIC loss share agreements	4,034	4,079	5,382	5,834	6,324
Total covered nonperforming assets	$4,681	$4,894	$6,444	$8,674	$8,762

Additional Information
Performing TDRs(2)	$13,890	$13,965	$13,841	$14,025	$11,808
Total TDRs(3)	14,714	14,039	13,841	14,025	14,534

Asset Quality Ratios
Non-covered
Nonperforming loans to total loans	1.15%	1.07%	1.02%	0.99%	0.85%
Nonperforming assets to total assets	0.99%	0.93%	0.98%	0.91%	0.80%
Non-PCI allowance to nonperforming loans	108.08%	117.06%	126.41%	130.88%	151.85%
Non-PCI allowance to total loans	1.24%	1.26%	1.29%	1.29%	1.29%
Annualized net charge-offs to average loans	0.08%	0.11%	0.07%	0.29%	NM
Non-covered and covered
Nonperforming loans to total loans	1.13%	1.06%	1.02%	1.09%	0.93%
Nonperforming assets to total assets	1.15%	1.10%	1.20%	1.20%	1.10%
Nonperforming assets to total loans and OREO	1.65%	1.60%	1.77%	1.85%	1.68%
Allowance for loan losses to nonperforming loans	104.74%	111.87%	119.18%	111.11%	128.67%
Allowance for loan losses to total loans	1.19%	1.19%	1.22%	1.21%	1.20%

(1)	Accruing TDRs restructured within the past six months or nonperforming
(2)	Accruing TDRs with six months or more of satisfactory payment performance
(3)	Accruing nonperforming and performing TDRs

10

FIRST COMMUNITY BANCSHARES, INC.

AVERAGE BALANCE SHEETS AND NET INTEREST INCOME ANALYSIS (Unaudited)

	Three Months Ended December 31,
	2015			2014
	Average		Average Yield/	Average		Average Yield/
(Amounts in thousands)	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)
Assets
Earning assets
Loans(2)	$1,694,569	$21,661	5.07%	$1,744,810	$25,889	5.89%
Securities available-for-sale	377,213	2,349	2.47%	337,952	2,592	3.04%
Securities held-to-maturity	72,568	194	1.06%	44,538	140	1.25%
Interest-bearing deposits	19,544	21	0.43%	268,724	174	0.26%
Total earning assets	2,163,894	24,225	4.44%	2,396,024	28,795	4.77%
Other assets	298,312			328,105
Total assets	$2,462,206			$2,724,129

Liabilities
Interest-bearing deposits
Demand deposits	$344,214	$47	0.05%	$376,285	$52	0.05%
Savings deposits	530,977	78	0.06%	564,892	127	0.09%
Time deposits	561,443	1,077	0.76%	731,026	1,624	0.88%
Total interest-bearing deposits	1,436,634	1,202	0.33%	1,672,203	1,803	0.43%
Borrowings
Federal funds purchased	2,114	2	0.38%	-	-	-
Retail repurchase agreements	74,042	14	0.08%	70,686	23	0.13%
Wholesale repurchase agreements	50,000	474	3.76%	50,000	473	3.75%
FHLB advances and other borrowings	83,748	810	3.84%	116,333	1,172	4.00%
Total borrowings	209,904	1,300	2.46%	237,019	1,668	2.79%
Total interest-bearing liabilities	1,646,538	2,502	0.60%	1,909,222	3,471	0.72%
Noninterest-bearing demand deposits	446,623			437,781
Other liabilities	23,293			26,133
Total liabilities	2,116,454			2,373,136
Stockholders' equity	345,752			350,993
Total liabilities and stockholders' equity	$2,462,206			$2,724,129
Net interest income, FTE		$21,723			$25,324
Net interest rate spread			3.84%			4.05%
Net interest margin			3.98%			4.19%

(1)	Fully taxable equivalent ("FTE") basis based on the federal statutory rate of 35%
(2)	Nonaccrual loans are included in average balances; however, no related interest income is recorded during the period of nonaccrual.

11

FIRST COMMUNITY BANCSHARES, INC.

AVERAGE BALANCE SHEETS AND NET INTEREST INCOME ANALYSIS (Unaudited)

	Year Ended December 31,
	2015			2014
	Average		Average Yield/	Average		Average Yield/
(Amounts in thousands)	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)
Assets
Earning assets
Loans(2)	$1,680,021	$87,768	5.22%	$1,744,520	$95,707	5.49%
Securities available-for-sale	363,359	9,575	2.64%	410,136	12,400	3.02%
Securities held-to-maturity	70,987	770	1.08%	20,843	267	1.28%
Interest-bearing deposits	98,639	267	0.27%	98,090	291	0.30%
Total earning assets	2,213,006	98,380	4.44%	2,273,589	108,665	4.78%
Other assets	307,928			334,981
Total assets	$2,520,934			$2,608,570

Liabilities
Interest-bearing deposits
Demand deposits	$343,036	$203	0.06%	$366,932	$206	0.06%
Savings deposits	532,221	367	0.07%	535,256	514	0.10%
Time deposits	631,654	5,308	0.84%	704,518	6,588	0.94%
Total interest-bearing deposits	1,506,911	5,878	0.39%	1,606,706	7,308	0.45%
Borrowings
Federal funds purchased	535	2	0.37%	892	3	0.34%
Retail repurchase agreements	71,262	68	0.10%	72,917	97	0.13%
Wholesale repurchase agreements	50,000	1,878	3.76%	50,000	1,878	3.76%
FHLB advances and other borrowings	89,400	3,523	3.94%	147,504	6,004	4.07%
Total borrowings	211,197	5,471	2.59%	271,313	7,982	2.94%
Total interest-bearing liabilities	1,718,108	11,349	0.66%	1,878,019	15,290	0.81%
Noninterest-bearing demand deposits	433,936			367,315
Other liabilities	20,691			20,617
Total liabilities	2,172,735			2,265,951
Stockholders' equity	348,199			342,619
Total liabilities and stockholders' equity	$2,520,934			$2,608,570
Net interest income, FTE		$87,031			$93,375
Net interest rate spread			3.78%			3.97%
Net interest margin			3.93%			4.11%

(1)	FTE basis based on the federal statutory rate of 35%
(2)	Nonaccrual loans are included in average balances; however, no related interest income is recorded during the period of nonaccrual.

12

FIRST COMMUNITY BANCSHARES, INC.

RECONCILIATION OF GAAP NET INTEREST MARGIN TO NORMALIZED NET INTEREST MARGIN (Unaudited)

	Three Months Ended December 31,
	2015		2014
		Average Yield/		Average Yield/
(Amounts in thousands)	Interest(1)	Rate(1)	Interest(1)	Rate(1)
Earning assets
Loans(2)	$21,661	5.07%	$25,889	5.89%
Accretion income	2,493		2,745
Less: cash accretion income	824		1,198
Non-cash accretion income	1,669		1,547
Non-recurring discount accretion	-		2,588
Loans, excluding non-cash, non-recurring accretion income	19,992	4.68%	21,754	4.95%
Other earning assets	2,564	2.17%	2,906	1.77%
Total earning assets	22,556	4.13%	24,660	4.08%
Total interest-bearing liabilities	2,502	0.60%	3,471	0.72%
Net interest income, FTE	$20,054		$21,189
Net interest rate spread		3.53%		3.36%
Net interest margin		3.68%		3.51%

(1)	FTE basis based on the federal statutory rate of 35%
(2)	Nonaccrual loans are included in average balances; however, no related interest income is recorded during the period of nonaccrual.

	Year Ended December 31,
	2015		2014
		Average Yield/		Average Yield/
(Amounts in thousands)	Interest(1)	Rate(1)	Interest(1)	Rate(1)
Earning assets
Loans(2)	$87,768	5.22%	$95,707	5.49%
Accretion income	11,258		11,469
Less: cash accretion income	4,149		4,412
Non-cash accretion income	7,109		7,057
Non-recurring discount accretion	-		2,588
Loans, excluding non-cash, non-recurring accretion income	80,659	4.80%	86,062	4.93%
Other earning assets	10,612	1.99%	12,958	2.45%
Total earning assets	91,271	4.12%	99,020	4.36%
Total interest-bearing liabilities	11,349	0.66%	15,290	0.81%
Net interest income, FTE	$79,922		$83,730
Net interest rate spread		3.46%		3.55%
Net interest margin		3.61%		3.68%

(1)	FTE basis based on the federal statutory rate of 35%
(2)	Nonaccrual loans are included in average balances; however, no related interest income is recorded during the period of nonaccrual.

13